MANNING ELLIOTT       |   11th floor, 1050 West Pender Street, Vancouver, BC,
                      |   Canada V6E 3S7
                      |
CHARTERED ACCOUNTANTS |   Phone: 604.714.3600 Fax: 604.714.3669
                      |   Web: manningelliott.com



                                                                    Exhibit 23.1



                         Consent of Independent Auditors


To the Board of Directors
Of AVVAA World Health Care Products, Inc.

We consent to the use of our report dated September 13, 2004 on the financial statements of AVVAA World Health Care Products, Inc. as of May 31, 2004 and 2003 that are included in the Company's Form 10-KSB, which is included, by reference in the Company's Form S-8.

Dated this 8th day of December, 2004.



/s/ `Manning Elliott"

MANNING ELLIOTT
Chartered Accountants